                                                                  EXHIBIT (b)(2)




                       Ross Semiconductors (Israel) Ltd.

                        (Preliminary Valuation Analysis)



Valuation Summary

The following summarizes the valuation results for Ross Semiconductors (Israel) Ltd. ("RIL" or the "Company") based on the analysis performed using Replacement Cost Approach and Market Multiple Approach:

(US$ in millions)                                           High      Low
                                                            ----      ---

Replacement Cost Approach                                   1.6   -   2.0
Market Multiple Approach                                    2.2   -   3.1

The above valuation results are presented on the basis of "debt-free", "operating" enterprise value. As such, the valuation ranges presented do not include the value of cash and cash equivalent assets (approximately US$ 460,000 as of 12/31/97) and the amount of due to RTI (approximately US$ 2,250,000 as of 12/31/97).

Overview of the Company

1. RIL is a 100% owned subsidiary of Ross Technology Inc. of Austin, Texas USA ("RTI").

2. RIL designs VLSI products for RTI's sole use or resale in exchange for full reimbursement of the non-recurring engineering expenses (NRE) and agreed upon royalties from the sale of chips embodying the Company's design.

3. Based on the Founder's Agreement, RTI has, in all commercially reasonable respect:

     3.1  Secured funding and design projects for RTL.

     3.2 Provided access to enabling technologies, VLSI capabilities and VLSI design technology and tool.

     3.3 Maintained production, manufacturing, testing, selling and distribution of products based on RIL's designs.

4. All the funding requirement of RIL is provided by RTI, based on RIL's Capital Budget and Expense Budget, in the form of equity investment, secured promissory note or expense reimbursement.

5. RTI provides a license to RIL, at no cost, to use RTI's VLSI design technology and tools required for design of the requested product and future derivatives.

6. All works created by RIL during the performance of the project is agreed to be the property of RIL and all intellectual property rights remain with RIL.

7. In return for expense and royalty payments and for equity investments and loans, RIL grants to RTL a perpetual, non-exclusive license to use, modify, develop and sell products based on the RIL design.

8. RTI is entitled to alter the development plans of the Company at its will and to change or cancel the manufacturing or sale of any chips based on the Company's designs.

Basic Approach to the Valuation

General Approach:

In a broad sense, there are basically 3 conceptual approaches for determining the value of privately held businesses. The approaches are 1) market approach,
2) income approach, and 3) cost approach. When relevant and practical, valuation results from more than one approaches are considered in judging the value of the business in order to cross examine the valuation results.

Valuation Approach for RIL:

The following summarizes the unique characteristics of the RIL business:

1. The Company relies on its parent, who is ultimately controlled by Fujitsu, for future projects (business), for engineering supports and resources, including VLSI capabilities, technologics and tools.

2. The Company is also reliant on the businesses generated from RTI's future projects. The Company currently has no other source of businesses.

3. The Company's development activities all relate to RTI projects and there is limited accumulation of independent R&D efforts.

4. Although the Company is entitled to the intellectual property rights arising from the performance of RTI projects, the value attributable to such rights is limited as long as currently structure of business is maintained because the Company also grants to RTI, a perpetual license to utilize RIL designs.

Considering the above, the following sets out the basic valuation approach for RIL.

1. For the valuation analysis of RIL, market and cost approach are used as primary valuation alternatives. The following describes the valuation methods adopted under the respective valuation approach as mention above:

     1.1  Replacement Cost Approach (Cost Approach)

          Under the cost approach, the value of business is determined based on the replacement costs for the investor. For the case of RIL, focus is given to the amount of cash that must be spent in order to re-establish the currently in place assembled workforce and to re-acquire the business assets of RIL.

     1.2  Market Multiple Approach (Market Approach)

          Under the market approach, the value of a business is determined by comparing the business of the subject-company to those of comparable publicly traded or quoted companies. For the purpose of this analysis, market multiple to be adopted is revenue multiple (derived by comparing the total capitalization to the revenue volume of the comparable companies). The revenue multiple calculated is then applied to the potential revenue of RIL in order to estimate the value of the Company.

2. If income approach was to be adopted for the valuation analysis of RIL, the level of income must be examined from the perspective of the whole VLSI business. Then, depending on the contribution level of RIL to the whole VLSI business, income attributable to RIL should be determined. However, quantifying the contribution of RIL to the VLSI business is both a difficult and a subjective task. Therefore, for the purpose of this valuation analysis, valuation based on income approach is not performed.

Valuation Analysis Based on Replacement Cost Approach

The value of assembled workforce, or workforce in place (WFTP) is commonly determined on an avoided cost basis using the premise that if they were not acquired as part of the transaction the acquirer would have to recruit and train a new work force. As well as engineers, management, finance, marketing and administration personnel are included in the calculation.

Recruiting Conditions in Israel:

The following summarizes the recruiting and labor market conditions in Israel obtained from local contacts:

l. The Israeli labor market for Hi-Tec engineers and designers in recent years is witnessing an increasing shortage of highly qualified engineers, due to the high demand from local and international companies.
2. According to the local information, the average cost of an engineer in the Hi-Tec industries is around US$100,000 per year, costs which near rapidly the level of US market.
3. Newly established companies generally recruit their senior (experienced) workers mainly from their competitors using "head hunting" agencies.
4. The factors influencing the candidates' decision include the potential salary increase, additional benefits (a company car is a must), stock option plan, the potential of the company and it's market image.

(The summary of compensation and benefits provided to the employees of RIL, is presented on Attachment 2-4 to 2.6)

Recruiting Process:

1. Regular recruiting costs, according to local standard, are usually between 1-2 month salaries. These costs include a fee for the "headhunters", bonuses to employees who bring in new hires, signing bonus, etc.
2. In order to launch a noticeable recruiting activities, a new company must invest in the public exposure in the form of PR campaigns. The PR budget can vary from several thousand US$ per month and upward.
3. The expected recruiting time in the Israeli labor market in the Hi-Tec industry is 2 to 6 months, depending on the timing, the skills needed and the seniority of the workers.

Valuation of RIL's WFIP:

Attachment 2-2 summarizes the valuation of the WFIP of RIL. The following summarizes the areas of cost savings, if RIL's WFIP were to be acquired:

1. Cost of Recruiting and Training - Recruiting cost of 5% to 20% of base salary is estimated based on the respective positions/categories of employees. Training costs are estimated at US$ 3,000 per head for engineers and US$ 1,000 for non-engineering employees.
2. Losses of Productivity Cost - Starting productivity and time to full productivity for the respective positions/categories of employees are estimated to calculate the effects of productivity losses.
3. PR Campaign Cost - US$ 20,000 PR campaign cost is estimated for the period of 6 months.

Attachment 2-1 summarizes the valuation based on Replacement Cost Approach by adding the value of WFIP and the estimated fair value of RIL's operating assets which is considered to approximate the book value of such assets.

Other than the operating assets disclosed in the balance sheet, businesses often have other valuable intangibles such as:

1.  Company and product names
2.  Customer lists
3.  Key employee non-competition agreement
4.  Developed technology and related patents and copyrights
5.  In-process research and development value

In the case of RIL, no specific value to such intangible assets are considered because the Company uses Ross name, does not have customers other than RTI, all the developments as well as other operating activities are funded by RTI.

Valuation Analysis Based on Allocated Earnings

Estimation of Revenue Multiple:

5 companies involved in the designing of semiconductor products, as presented on Attachment 3-2, are considered comparable companies of RIL. Based on the analysis and explanations presented on the Attachment, revenue multiple of approximately x 0.5 to x 0.7 times is considered appropriate for a company having the business size and the nature of operation similar to RIL.

Application of the Revenue Multiple to RIL:

1. Since RIL's researches are funded by RTI in the form of cost reimbursements, RIL, on its financial statements, do not present any revenues. For the purpose of this valuation analysis, revenue level of RIL is estimated, by hypothetically assuming that the designing and development works were billed based on the operating costs of RIL plus 20% margin on all billings, as if the services of the Company were provided to outside customers. Based on such assumptions, annual revenue level was estimated by annualizing the RIL's operating expense for the first 3 quarters of FY 1998.

2. The calculated hypothetical revenue is then multiplied by the range of revenue multiple as estimated. The details of the analysis are presented on the Attachment 3-1.

Attachments
Attachment 1-1      Balance Sheets of RIL
Attachment 1-2      Profit and Loss Statement of RIL
Attachment 2-1      Valuation Summary - Replacement Cost Approach
Attachment 2-2      Valuation of WFIP - Replacement Cost Approach
Attachment 2-3      Position/Category of Employees - Replacement Cost Approach
Attachment 2-4      Compensation Table
Attachment 2-5      Options
Attachment 2-6      Employment
Attachment 3-1      Valuation Summary - Market Multiple Approach
Attachment 3-2      Estimation of Revenue Multiple - Market Multiple Approach

Attachment I-1


                 Provided by Ross Semiconductors (Israel) Ltd.



                                                                                                (Unit:US$)
----------------------------------------------------------------------------------------------------------
                                        Unaudited     Audited      Unaudited     Unaudited      Unaudited
Balance Sheet Statement                  3Q F96        4Q F96        1Q F97        2Q F97         3Q F97
=========================================================================================================

Cash and cash equivalent                   67,874        63,707        77,626        64,786       163,292
Receivable and prepaid expenses            19,372        34,769        13,184         8,266        19,564
                                       ----------    ----------    ----------    ----------    ----------
Total Current Assets                       87,246        98,476        90,810        73,052       182,856

Cost                                      246,842       533,458       835,429     1,027,655     1,088,960
Accumulated depreciation                    9,257        26,204        77,537       147,403       247,634
                                       ----------    ----------    ----------    ----------    ----------
Total Fixed Assets, net                   237,585       507,254       757,892       880,252       841,326
                                       ----------    ----------    ----------    ----------    ----------
Total Assets                              324,831       605,730       848,702       953,304     1,024,182
                                       ----------    ----------    ----------    ----------    ----------


----------------------------------------------------------------------------------------------------------
                                         Unaudited     Audited      Unaudited     Unaudited      Unaudited
Liabilities and Shareholder's Equity      3Q F96        4Q F96        1Q F97        2Q F97         3Q F97
=========================================================================================================

Short-term credit                                        12,813
Accounts payable                          280,317       156,361        46,699       110,211        83,590
Other payable and accrued expenses                       91,608
                                       ----------    ----------    ----------    ----------    ----------
Total Current Liabilities                 280,317       260,782        46,699       110,211        83,590

Parent company                             70,062       251,359       773,587       909,300       965,970

Provision for severance pay, net                          7,851         7,851         7,851         7,851

Share capital                                             3,339         3,339         3,339         3,339
Share premium                                           156,698       156,698       156,698       296,698
Accumulated losses                        (25,548)      (74,299)     (139,472)     (234,095)     (333,266)
                                       ----------    ----------    ----------    ----------    ----------
Total Shareholder's Equity                (25,548)       85,738        20,565       (74,058)      (33,229)
                                       ----------    ----------    ----------    ----------    ----------
Total Liab. and Shareholder's Equity      324,831       605,730       848,702       953,304     1,024,182
                                       ----------    ----------    ----------    ----------    ----------


--------------------------------------------------------------------------------------------
                                         Audited     Unaudited     Unaudited      Unaudited
                                         4Q F97        1Q F98        2Q F98        3Q F98
============================================================================================
Cash and cash equivalent                  280,664       137,502       133,947       456,028
Receivable and prepaid expenses            48,995        27,052        46,096        63,670
                                       ----------    ----------    ----------    ----------
Total Current Assets                      329,659       164,554       180,043       519,698

Cost                                    1,208,488     1,288,345     3,200,341     2,277,305

Accumulated depreciation                  330,989       431,233       576,705       765,986
                                       ----------    ----------    ----------    ----------
Total Fixed Assets, net                   877,499       857,112     1,623,636     1,511,319
                                       ----------    ----------    ----------    ----------
Total Assets                            1,207,158     1,021,666     1,803,679     2,031,017
                                       ----------    ----------    ----------    ----------



--------------------------------------------------------------------------------------------
                                        Audited      Unaudited     Unaudited      Unaudited
Liabilities and Shareholder's Equity     4Q F97        1Q F98        2Q F98        3Q F98
============================================================================================
Short-term credit
Accounts payable                          159,474       277,537       162,576       460,664
Other payable and accrued expenses        272,581
                                       ----------    ----------    ----------    ----------
Total Current Liabilities                 432,055       277,537       162,576       460,664

Parent company                            894,686       966,760     2,032,489     2,249,075

Provision for severance pay, net           28,156        28,156        28,156        48,156

Share capital                               3,339         3,339         3,339         3,339
Share premium                             296,698       296,698       296,698       296,698
Accumulated losses                       (447,776)     (550,824)     (719,579)   (1,026,915)
                                       ----------    ----------    ----------    ----------
Total Shareholder's Equity               (147,739)     (250,787)     (419,542)     (726,878)
                                       ----------    ----------    ----------    ----------
Total Liab. and Shareholder's Equity    1,207,158     1,021,666     1,803,679     2,031,017
                                       ----------    ----------    ----------    ----------

                                     DRAFT


Attachment 1-2


                 Provided by Ross Semiconductors (Israel) Ltd.

                                                                     (Unit: USS)

------------------------------------------------------------------------------------------------------------------------------------
                                 Unaudited   Audited    Unaudited  Unaudited  Unaudited   Audited   Audited   Unaudited   Unaudited
Profit and Loss Statement          3Q F96    4Q F96       1Q F97     2Q F97     3Q F97    4Q F97    FY F97      1Q F98      2Q F98
====================================================================================================================================
Payroll                           91,248     212,519    254,468    385,207    389,354     482,188   1,511,217   386,719     564,712

Executive search                       0      18,233          0      4,451          0       6,694      11,145         0           0
Advertising                        5,643       3,699      3,609      1,286     12,820      11,623      29,338       172      11,103
Travel abroad                     23,577      11,420     17,551     13,350     20,734      14,471      66,106    21,536      12,698
Meals and entertainment            1,365       4,458      9,704     21,831     16,083      19,475      67,093     8,000      12,916
Office rental                     10,803      12,025     18,108     24,023     12,056      19,212      73,399    18,922      30,715
Computer maintenance                   0           0      7,730      4,521      2,105      35,176      49,532    29,911     121,713
Office maintenance                   716       3,279      2,193      4,666      7,210       7,736      21,805     3,469       7,743
Office expenses                    3,633       2,183      3,419      5,606        874       3,844      13,743     2,313       6,345
Telephone                              0           0      3,057      5,883      9,660      14,372      32,972     2,468       2,577
Telecommunications                     0       7,638      1,350      1,988      2,602       2,192       8,132     2,065       2,028
Depreciation                       9,257      16,947     51,333     69,866    100,231      83,355     304,785   100,244     145,472
Professional fees                      0      14,418          0          0      5,000           0       5,000         0           0
Bookkeeping                        1,500         832        857        677      1,003       1,338       3,875       753       1,198
Municipal taxes                        0       2,657      2,895      3,664      2,253       3,305      12,117     1,990       2,940
Insurance                              0           0      2,548          0        398       1,031       3,977     2,994           0
Consumables (Lab. equip.)              0           0          0          0     11,252       1,229      12,481       193        (193)
Import expenses                        0           0      1,253        264      2,373         436       4,326       897         367
Sundry expenses (Car)                756         575      1,187      1,585      1,054       2,283       6,109     2,761       2,335
------------------------------------------------------------------------------------------------------------------------------------
Operating and G&A                148,498     310,883    381,262    548,868    597,062     709,960   2,237,152   585,407     924,669
Less: reimbursement of exp.      126,223     269,892    324,073    476,829    510,641     615,672   1,927,215   498,936     798,180
------------------------------------------------------------------------------------------------------------------------------------
Operating Loss, net               22,275      40,991     57,189     72,039     86,421      94,288     309,937    86,471     126,489

Interest and bank charges          1,273        (637)       984      2,476     (3,054)     (1,320)       (914)    1,577       3,262
Interest to parent company         2,000       2,323      7,000      8,000     12,522       5,858      33,380    15,000      27,900
------------------------------------------------------------------------------------------------------------------------------------
Finance expenses, net              3,273       1,686      7,984     10,476      9,468       4,538      32,466    16,577      31,162
Currency exchange differences          0       6,074          0     12,108      3,282      15,684      31,074         0      11,104
------------------------------------------------------------------------------------------------------------------------------------
Net loss for the period           25,548      48,751     65,173     94,623     99,171     114,510     373,477   103,048     168,755
------------------------------------------------------------------------------------------------------------------------------------

Accumulated Loss - Beg.                0      25,548     74,299    139,472    234,095     333,266      74,299   447,776     550,824
Accumulated Loss - End.           25,548      74,299    139,472    234,095    333,266     447,776     447,776   550,824     719,579


--------------------------------------------------------------------------
                                 Unaudited   Projection  Projection
                                   3Q F98      4Q F98      FY 1998
==========================================================================
Payroll                            812,351     640,000   3,216,133

Executive search                         0           0           0
Advertising                          5,398       3,000      25,071
Travel abroad                       21,477      21,000      98,188
Meals and entertainment             19,916      21,000      81,748
Office rental                       27,085      30,000     133,809
Computer maintenance                23,402      46,000     244,428
Office maintenance                   9,652      12,000      42,516
Office expenses                      3,729       3,000      19,116
Telephone                            6,011       6,000      23,067
Telecommunications                   2,269       3,000      11,629
Depreciation                       189,281     210,000     834,278
Professional fees                   15,270      10,000      40,540
Bookkeeping                          1,566       3,000       8,084
Municipal taxes                      3,257       6,000      17,444
Insurance                              192       3,000       6,378
Consumables (Lab. equip.)                0           0           0
Import expenses                        226           0       1,716
Sundry expenses (Car)               44,743      24,000     118,583
--------------------------------------------------------------------------
Operating and G&A                1,185,826   1,041,000   4,922,728
Less: reimbursement of exp.        912,678     892,500   4,014,972
--------------------------------------------------------------------------
Operating Loss, net                273,148     148,500     907,756

Interest and bank charges            7,910       9,000      29,659
Interest to parent company          26,278      30,000     125,456
--------------------------------------------------------------------------
Finance expenses, net               34,188      39,000     155,115
Currency exchange differences            0           0      11,104
--------------------------------------------------------------------------
Net loss for the period            307,336     187,500   1,073,975
--------------------------------------------------------------------------

Accumulated Loss - Beg.            719,579
Accumulated Loss - End.          1,026,915

Attachment 2-1


     REPLACEMENT COST APPROACH
     (VALUATION SUMMARY)

                                                              Ref.           ($)
     ----------------------------------------------------------------------------------
     Net operating assets of RIL per B/S (12/31/97):

          Receivables and prepaid expenses                    1-1            63,670
          Fixed assets*
               Cost                                           1-1         2,277,305
               Accumulated Depr.                              1-1          (765,986)
                                                                          ---------
               Net                                                        1,511,319

               Total assets                                               1,574,989

          Accounts payable                                    1-1           460,664
                                                                          ---------
               Net assets                                                 1,114,325

     Value of Workforce-In-Place                              2-2           707,653

                                                                          ---------
          Projected replacement costs of RIL operation                    1,821,978
                                                                          ---------

          Approximately (+ and - 10%)                    US$  1.6 mil  -    2.0 mil
                                                            =========     =========

* According to the information provided by RIL management, the depreciated book value of the fixed assets reflects approximately the fair market value of RIL assets.

Attachment 2-2


     REPLACEMENT COST APPROACH
     (VALUATION OF WORKFORCE-IN-PLACE)

     Avoided Recruiting & Training Costs

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          AVOIDED
                                                    AVERAGE                    ESTIMATED     ESTIMATED     RECRUITING    RECRUITING
                                        NO. OF        BASE        RECRUITING   RECRUITING    RECRUITING    & TRAINING    & TRAINING
POSITION                      REF.      EMPLOYEE    SALARY ($)      COST (%)     COST ($)      COST ($)      COST ($)      COST($)
-----------------------------------------------------------------------------------------------------------------------------------
Top Management               2-3                   149,157           20.0%      29,831                      29,831           29,831
Core Engineering Team        2-3                    78,205           20.0%      15,641         3,000        18,641          111,846
Administrative Manager       2-3                    57,303           10.0%       5,730         1,000         6,730            6,730
Engineering Staffs           2-3                    48,707           15.0%       7,306         3,000        10,306          154,591
Engineering Contractor       2-3                    75,506           15.0%      11,326         1,000        12,326           12,326
Part-timers                  2-3                    25,948            5.0%       1,297                       1,297           11,676
Administrative Staff         2-3                    23,596            5.0%       1,180                       1,180            1,180

                                                                                                                          ---------
                                                                                                                            328,181
                                                                                                                          ---------

Avoided Loss of Productivity Costs
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    TIME TO
                                            AVERAGE                     AVERAGE                      FULL                 AVOIDED
                                 NO. OF      BASE           BENEFIT      TOTAL        STARTING    PRODUCTIVITY         PRODUCTIVITY
POSITION                        EMPLOYEE    SALARY ($)      LOAD (%)  COMPENSATION   EFFICIENCY     (MONTH)               COST ($)
-----------------------------------------------------------------------------------------------------------------------------------

Top Management                              149,157          40.0%     208,820          60.0%            4                   13,921
Core Engineering Team                        78,205          40.0%     109,487          40.0%            5                   82,115
Administrative Manager                       57,303          40.0%      80,225          60.0%            3                    4,011
Engineering Staffs                           48,707          40.0%      68,190          40.0%            6                  153,428
Engineering Contractor                       75,506           0.0%      75,506          60.0%            3                    3,775
Part-timers                                  25,948           0.0%      25,948          80.0%            1                    1,946
Administrative Staff                         23,596          40.0%      33,034          80.0%            1                      275

                                                                                                                          ---------
                                                                                                                            259,472
                                                                                                                          ---------

PR Campaign
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             PR          AVOIDED
                                                                                           LENGTH OF      CAMPAIGN          PR
                                                                                           CAMPAIGN       COST PER       CAMPAIGN
                                                                                           IN MONTH       MONTH ($)      COST ($)
                                                                                           ----------------------------------------
                                                                                                  6        20,000        120,000
                                                                                                                        -----------
                                                                                                                         707,653**
                                                                                                                        ===========

* Productivity Cost = [(Average Total Comp.) x (1 - Starting Eff.) x (Time / 12) x 1/2] x Number of Employees.

** Income tax deduction benefit is not considered as the company is in tax holiday period.

Attachment 2-3
                                     DRAFT

REPLACEMENT COST APPROACH
(Position/Category of Employees - January 1998)

                                                                     (Ref 2-3)
                                                                      Annual
                                                                       Base
                                                               **     Salary
# Name    Department      Section           Title/Function    Level   (US$) *
------    ----------      -------           --------------    -----   --------
 1                                                            TM      149,157
 2        Engineering    DANlite                               M      101,124
 3        Engineering    DANlite                               M       81,647
 4        Engineering    Architecture/DANlite                  M       84,270
 5        Engineering    CAD/Sys-Admin                         M       63,988
 6        Engineering    DANlite                              ES       61,011
 7        Engineering    DANlite                              ES       61,011
 8        Engineering    DANlite                              ES       59,087
 9        Engineering    DANlite                               M       80,899
10        Engineering    DANlite                              ES       72,472
11        Finance        -                                    AM       57,303
12        Engineering    Physical Design                       M       57,303
13        Engineering    DANlite                              ES       55,230
14        Engineering    Physical Design                      ES       48,876
15        Engineering    DANlite                              ES       54,148
16        Engineering    Composer Conversion                  ES       54,081
17        Engineering    DANlite                              ES       46,588
18        Engineering    DANlite                              ES       45,094
19        Engineering    DANlite                              ES       40,510
20        Engineering    CAD/Sys-Admin                        ES       36,863
21        Engineering    DANlite                              ES       36,863
22        Engineering    DANlite                              ES       36,863
23        Administration -                                    AS       23,596
24        Engineering    Physical Design                      ES       21,910
25        Engineering    Physical Design                       C       75,506
26        Engineering    DANlite                              PT       34,517
27        Engineering    DANlite                              PT       32,360
28        Engineering    DANlite                              PT       29,663
29        Engineering    Composer Conversion                  PT       20,494
30        Engineering    Composer Conversion                  PT       20,494
31        Engineering    DANlite                              PT       20,494
32        Engineering    DANlite                              PT       20,494
33        Engineering    DANlite                              PT       17,798
34        Engineering    Architecture                         PT       37,213


*   At $ 1 = NIS 3.56 (1/8/98)
**  Position/Category:

-------------------------------------------------------------------------------------------------
                                                       Number of Employees       Avg. Base Salary
                                                       -------------------       ----------------
TM = Top Management                                            1                     149,157
M = Managers / DL / Core Employee (Base Salary > $80K)         6                      78,205
AM = Administrative Managers                                   1                      57,303
ES = Engineering Staffs                                       15                      48,707
C = Contractor                                                 1                      75,506
PT = Part time                                                 9                      25,948
AS = Administrative Staff                                      1                      23,596
-------------------------------------------------------------------------------------------------

Attachment 2-4                                    DRAFT



Provided by RIL
(Compensation Table - January 1998)

                                                                 Pension
            Monthly             Monthly       Annual             Fund or
             Base     Hourly     Wages          Base            Manager's          Study            Yearly
            Salary     Wage    (160 hrs)     Salary (x12)       Insurance          Fund              Bonus
#    Name    (NIS)     (NIS)     (NIS)     (NIS)     (US$)*   (%)**    (US$)   (%)**   (US$)    (%)**    (US$)   Vacation   Benefits
------------------------------------------------------------------------------------------------------------------------------------
1           44,250      na        na      531,000   149,157   15.83%   23,612  7.50%   11,187  16.67%   149,157      34        C
2           30,000      na        na      360,000   101,124   15.83%   16,008  7.50%    7,584  16.67%   101,124      24        C
3           24,222      na        na      290,664    81,647   15.83%   12,925  7.50%    6,124  16.67%    81,647      14        C
4           25,000      na        na      300,000    84,270   15.83%   13,340  7.50%    6,320  16.67%    84,270      20        C
5           18,983      na        na      227,796    63,988   15.83%   10,129  7.50%    4,799  16.67%    63,988      14        A
6           18,100      na        na      217,200    61,011   15.83%    9,658  7.50%    4,576  16.67%    61,011      20        A
7           18,100      na        na      217,200    61,011   15.83%    9,658  7.50%    4,576  16.67%    61,011      14        A
8           17,529      na        na      210,348    59,087   15.83%    9,353  7.50%    4,431  16.67%    59,087      20        X
9           24,000      na        na      268,000    80,899   15.83%   13,806  7.50%    6,067  16.67%    80,899      20        X
10          21,500      na        na      258,000    72,472   15.83%   11,472  7.50%    5,435  16.67%    72,472      14        X
11          17,000      na        na      204,000    57,303   15.83%    9,071  7.50%    4,298  16.67%    57,303      14        C
12          17,000      na        na      204,000    57,303   15.83%    9,071  7.50%    4,298  16.67%    57,303      14        C
13          16,385      na        na      196,620    55,230   15.83%    8,743  7.50%    4,142  16.67%    55,230      20        X
14          14,500      na        na      174,000    48,876   15.83%    7,737  7.50%    3,666  16.67%    48,876      14        A
15          16,064      na        na      192,768    54,148   15.83%    8,572  7.50%    4,061  16.67%    54,148      18        X
16          16,044      na        na      192,528    54,081   15.83%    8,561  7.50%    4,056  16.67%    54,081      14        X
17          13,821      na        na      165,852    46,588   15.83%    7,375  7.50%    3,494  16.67%    46,588      15        X
18          13,378      na        na      160,536    45,094   15.83%    7,138  7.50%    3,382  16.67%    45,094      14        X
19          12,018      na        na      144,216    40,510   15.83%    6,413  7.50%    3,038  16.67%    40,510      14        X
20          10,936      na        na      131,232    36,863   15.83%    5,835  7.50%    2,765  16.67%    36,863      14        X
21          10,936      na        na      131,232    36,863   15.83%    5,835  7.50%    2,765  16.67%    36,863      14        X
22          10,936      na        na      131,232    36,863   15.83%    5,835  7.50%    2,765  16.67%    36,863      14        X
23           7,000      na        na       84,000    23,596   13.33%    3,145  7.50%    1,770  16.67%    23,596      14        X
24           6,500      na        na       78,000    21,910   13.33%    2,921  7.50%    1,643  16.67%    21,910      14        X
25              na      140    22,400     268,800    75,506     na        na    na        na     na        na      14 pro      X
26              na       64    10,240     122,880    34,517     na        na    na        na     na        na      14 pro      X
27              na       60     9,600     115,200    32,360     na        na    na        na     na        na      14 pro      X
28              na       55     8,800     105,600    29,663     na        na    na        na     na        na      14 pro      X
29              na       38     6,080      72,960    20,494     na        na    na        na     na        na      14 pro      X
30              na       38     6,080      72,960    20,494     na        na    na        na     na        na      14 pro      X
31              na       38     6,080      72,960    20,494     na        na    na        na     na        na      14 pro      X
32              na       38     6,080      72,960    20,494     na        na    na        na     na        na      14 pro      X
33              na       33     5,280      63,360    17,798     na        na    na        na     na        na      14 pro      X
34              na       69    11,040     132,480    37,213     na        na    na        na     na        na      14 pro      X

*       At ($) = NIS 3.56 (1/8/98)
**      % of Base Salary
***     C = Car
        A = Car Allowance
        X = Refund

                                     DRAFT


Attachment 2-5


     PROVIDED BY RIL
     (OPTIONS - JANUARY 1998)

          Name      Status         Grant Date    Plan      S Option       No. option          Comments
-------------------------------------------------------------------------------------------------------------------------------
                  Full Time        05/01/95       1           3.75         20,000
                                   06/01/96       3         1.0625         50,000
                                   pending        2                                       YT expects proportional grant to
                                                                                          employees 11/18/97 grant to maintain
                                                                                          - 2/3 of RIL granted options and/or
                                                                                          level of allocation per position.
                  Full time        12/14/95       2          3.125          5,000
                                   11/18/97       3          1.167         35,000
                  Full time        11/03/95       2          3.125          3,975
                                   11/18/97       3          1.167         30,000         As agreed with Jack Letter pending
                  Full Time        11/15/97       3          1.167         25,000         Request for 10,000 more pending
                  Full Time        08/15/97       2          3.125          1,423
                                   11/18/97       3          1.167         10,000
                  Full Time        11/15/95       2          3.125          1,261
                                   11/18/97       3          1.167         10,000
                  Full Time        07/15/96       2          3.125          1,114
                                   11/18/97       3          1.167         10,000
                  Full Time        01/19/96       2          3.125          1,160
                                   11/18/97       3          1.167         10,000
                  Full Time        03/01/97       2          3.125          3,197
                                   11/18/97       3          1.167          7,500
                  Full Time        10/31/95       2          3.125          3,976
                                   11/18/97       3          1.167          7,500
                  Full Time        11/18/97       3          1.167          7,500
                  Full Time        02/12/96       2          3.125          1,308
                                   11/18/97       3          1.167          7,500
                  Full Time        05/01/97       2          3.125          1,267
                                   11/18/97       3          1.167          7,500
                  Full Time        08/01/97       2          3.125          1,172
                                   11/18/97       3          1.167          7,500
                  Full Time        08/06/95       2          3.125          3,694
                                   11/18/97       3          1.167          5,000
                  Full Time        11/21/97       2          3.125          1,174
                                   11/18/97       3          1.167          5,000
                  Full Time        07/20/97       2          3.125          1,089
                                   11/18/97       3          1.167          5,000
                  Full Time        08/12/96       2          3.125            833
                                   11/18/97       3          1.167          5,000
                  Full Time        03/04/97       2          3.125            877
                                   11/18/97       3          1.167          3,000
                  Full Time        03/10/96       2          3.125            803
                                   11/18/97       3          1.167          3,000
                  Full Time        07/14/96       2          3.125            676
                                   11/18/97       3          1.167          3,000
                  Full Time        01/28/00       2          3.125            676
                                   11/18/97       3          1.167          3,000
                  Full Time        02/12/96       2          3.125            379
                                   11/16/97       3          1.167          1,750
                  Full Time        06/15/97       2          3.125            419
                                   11/18/97       3          1.167          1,000
                  Contractor                     n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a
                  Part time                      n/a           n/a            n/a

There have been three option plans in effect for ROSS employees:
(1) Old Plan: 40% vesting 24 months after the grant date and 1.67% on the last day of each succeeding month for the next 36 months.
(2) Repricing Plan: 25% vesting 2/28/98 and 2.08% on the last day of each succeeding month for the next 36 months.
(3) New Plan: 25% vesting 12 months after the grant date and 2.08% on the last day of each succeeding month for the next 36 months.

                                     DRAFT

Attachment 2-6


PROVIDED BY RIL
(EMPLOYEE SUMMARY)


     Status         Name         Start Date   End Dates      Cause of Termination
----------------------------------------------------------------------------------------
  Active Full Time               01/05/95
                                 01/02/96
                                 01/01/95
                                 21/11/95
                                 15/06/97
                                 12/01/96
                                 15/07/96
                                 01/03/96
                                 01/03/97
                                 09/12/95
                                 12/10/97
                                 27/02/96
                                 01/05/97
                                 01/08/97
                                 01/12/95
                                 01/01/96
                                 20/07/97
                                 12/08/96
                                 04/03/97
                                 10/03/96
                                 14/07/96
                                 26/03/96
                                 16/01/96
                                 15/06/97

  Active Part Time               10/07/96
                                 10/07/96
                                 05/03/96
                                 29/04/97
                                 04/05/97
                                 29/04/97
                                 10/09/97
                                 28/12/97
                                 09/12/97

  Active Contract                18/07/96    15/11/97        Changed status from part time to contract

  Terminated/Resigned            16/08/96    14/02/97        Resigned for a promotion at Metalink
                                 17/10/95    14/08/97        Performance review
                                 20/07/97    15/09/97        Performance review

*Contractors who have finished their contract and temporaries like student who have finished for tenure are not shown.

Attachment 3-1

                                      DRAFT

MARKET MULTIPLE APPROACH
(VALUATION SUMMARY)


Valuation of RIL based on Sales Multiple:
----------------------------------------------------------------------------------------------------
                                                         Annualized
($ Thou.)                                                 First 3Q
RIL                                                        FY 1998               Low         High
----------------------------------------------------------------------------------------------------
Estimation of RIL Revenue:
     Operating Expenses (Gross)                             3,595
     Hypothetical Revenue at GP of 20%*                     4,493

Valuation Using Estimated Sales Multiple:
     Range of Sales Multiple (Ref:3.2)                                              0.5          0.7
     Enterprise value (debt-free basis) of RIL (Revenue x Multiple)               2,247        3,145
     Illiquidity Discount of 20%**                                                 (449)        (629)
     Control Premium of 20%***                                                      449          629
                                                                              ---------    ---------

          Enterprise value of RIL after considering private company factors       2,247        3,145

          Approximately                                                 US$    2.2 mil.     3.1 mil.
                                                                              =========    =========


* For the purpose of this valuation, billing on operation expenses (non-recurring expenses) is hypothesized to have 20% gross profit margin.

** Illiquidity Discount is estimated to be at 20% (20% to 30% discount is commonly applied for transactions involving unquoted businesses in the US market.

***     Control Premium is estimated at approximately 20%.

Attachment 3-2
                                     DRAFT

MARKET MULTIPLE APPROACH
(ESTIMATION OF REVENUE MULTIPLE)


Revenue Multiple: US Companies Involved in Designing and Development of Semiconductor Products
--------------------------------------------------------------------------------------------------------
                                                                             Net Income Margin
($ Mil.)                    Market     L/T    Total               Sales           on Sales
          Companies          Cap       Debt    Cap      Sales    Multiple   (3 yr Avg)   (Latest)
--------------------------------------------------------------------------------------------------------
Siliconix Inc                 460        6     466       269       1.7        8.5%         9.7%
International Rectifier Corp  699      162     861       486       1.8        4.2%         Loss
Optec Technology Inc          144        3     147        67       2.2       14.0%        19.1%
Semtech Corp                  286        1     287        65       4.4       10.3%        11.7%
Quality Semiconductor Inc      41        1      42        45       0.9        5.2%         Loss

Notes:

 1. Revenue multiples of the companies with less than 10% net income margin (Siliconix and International Rectifier) are below x 2 times (2.0).

 2. Revenue multiple of a company with small sales volume and market capitalization (Quality Semiconductor Inc.) is even lower (approximately x 1 times <1.0>).
      The equity interest in micro capitalization companies (capitalization of less than US$ 100 million) is often valued at 20% to 50% less compared to more financially stable companies.

 3. Considering the size of the operation of RIL, the range of revenue multiple are estimated at approximately x 0.9 to x 1.0. on independent company basis.

 4. The Company is highly dependent on RTI for its funding requirements and sources of projects. For the investment community in general, the value of the businesses that are not independent with regard to the source of future revenues and fundings are less attractive compared to independently operated businesses. In other words, the operating status of the Company is not yet at the level of independent companies such as those listed on stock markets.

      Share value of the companies in Hi-Tec industry commonly sore several 100 percent, or at least 50 percent at the time of initial public offering. When the value of RIL is compared against those of the listed companies in the US Hi-Tec industry, at least 30% to 50% discount for the pre-mature stage of operation should be considered. Taking into the account such discount factor, the range of revenue multiple for RIL is estimated to be approximately x 0.5 to x 0.7 times.